Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Precision Optics Corporation, Inc. on Form S-1 of our report dated September 8, 2014, with respect to our audits of the consolidated financial statements of Precision Optics Corporation, Inc. and its subsidiaries as of June 30, 2011 and 2010 included in the Company’s Annual Report on 10-K for the year ended June 30, 2014.

/s/ Stowe & Degen LLC

Westborough, Massachusetts

October 9, 2014